Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Company, N.A.

400 South Hope Street, Suite 400

Los Angeles, California 90071

213.630.6476

(Name, address and telephone number of agent for service)

Momentive Performance Materials Inc.

(Exact name of obligor as specified in its charter)

(See table of additional obligor guarantors)

Delaware	20-5748297
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

22 Corporate Woods Blvd., 2nd Floor Albany, NY	12211
(Address of principal executive offices)	(Zip Code)

10% Senior Secured Notes due 2020

Guarantees of 10% Senior Secured Notes due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

Exact Name of Obligor Guarantor as specified in Charter	State or Other Jurisdiction of Incorporation or Organization	Address of Obligor Guarantors’ Principal Executive Offices	I.R.S. Employer Identification Number
Momentive Performance Materials Worldwide Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748357
Momentive Performance Materials USA Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748388
Momentive Performance Materials China SPV Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748469
Momentive Performance Materials South America Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5834895
MPM Silicones, LLC	New York	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	22-3775481
Momentive Performance Materials Quartz, Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	34-1839929
Juniper Bond Holdings I LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589631
Juniper Bond Holdings II LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589692
Juniper Bond Holdings III LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589765
Juniper Bond Holdings IV LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589836

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement File No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Chicago, Illinois, on the 27th day of November, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Momentive Performance Materials Inc. 10% Senior Secured Notes due 2020, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

Chicago, Illinois

November 27, 2012

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	752
Interest-bearing balances	384
Securities:
Held-to-maturity securities	0
Available-for-sale securities	664,282
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	66,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	6,314
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other Intangible Assets	166,282
Other assets	127,866

Total assets	$1,888,693

LIABILITIES
Deposits:
In domestic offices	535
Noninterest-bearing	535
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	230,606
Total liabilities	231,141
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	530,026
Accumulated other comprehensive income	5,006
Other equity capital components	0

Not available
Total bank equity capital	1,657,552
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,657,552

Total liabilities, minority interest, and equity capital	1,888,693

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz )	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	) Directors (Trustees)
William D. Lindelof, MD	)